As filed with the Securities and Exchange Commission on April 9, 2004

Registration Number 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	94-1499887 (I.R.S. Employer Identification Number)

200 Smith Ranch Road
San Rafael, California 94903
(Address of principal executive offices)

FAIR ISAAC CORPORATION
2003 EMPLOYMENT INDUCEMENT AWARD PLAN
(Full title of the plan)

Andrea M. Fike, Esq.
Vice President, General Counsel and Secretary
Fair Isaac Corporation
901 Marquette Avenue
Suite 3200
Minneapolis, Minnesota 55402
(612) 758-5260
(Name, address and telephone number of agent for service)

Calculation of Registration Fee

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum
to be	to be	offering price	aggregate	Amount of
registered	registered	per share (1)	offering price (1)	Registration fee
Common Stock, par value $.01, including Preferred Stock Purchase Rights (2)	2,250,000 shares	$36.39	$81,877,500	$10,373.88

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 7, 2004.

(2)	Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

Part II — Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the “Commission”) by Fair Isaac Corporation (the “Company”) are incorporated in this Registration Statement by reference:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2003;

(3)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed on April 9, 1996 under the Exchange Act, and any subsequent amendment or report filed for the purpose of updating such information; and

(4)	The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A, filed on August 10, 2001 under the Exchange Act, and any subsequent amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement if and to the extent it is modified or superseded by a statement in this Registration Statement or in a document which is also incorporated by reference in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     As permitted by Delaware law, the Company has included in its restated certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Company’s restated certificate of incorporation provide that the Company is required to indemnify its officers and directors to the fullest extent authorized by the Delaware General Corporation Law. The Company is also required to indemnify its officers and directors in circumstances in which indemnification would otherwise be discretionary and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

     The Company has entered into indemnification agreements with its directors and certain of its officers. Under the terms of the indemnification agreements, the Company has generally agreed to indemnify and advance expenses to the fullest extent permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

     The Company has obtained and intends to maintain directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit	Description
4.1	Composite Certificate of Incorporation of the Company, as amended.

4.2	By-Laws of the Company, as of April 1, 2004.

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 2003 Employment Inducement Award Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s report on Form 10-Q for the fiscal quarter ended December 31, 2003.)

5	Opinion of Faegre & Benson LLP.

23.1	Independent Auditors’ Consent.

23.2	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24	Powers of Attorney. (included on signature page hereto.)

Item 9. Undertakings

(a) The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 9, 2004.

FAIR ISAAC CORPORATION

By:	/s/ Thomas G. Grudnowski

Thomas G. Grudnowski
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS G. GRUDNOWSKI his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments, including post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Thomas G. Grudnowski	President, Chief Executive Officer and Director*	April 9, 2004
(Principal Executive Officer)
Thomas G. Grudnowski

/s/ Kenneth J. Saunders	Vice President and Chief Financial Officer	April 9, 2004
(Principal Financial Officer)
Kenneth J. Saunders

/s/ Russell C. Clark	Vice President, Finance and Corporate Controller	April 9, 2004
(Principal Accounting Officer)
Russell C. Clark

/s/ A. George Battle	Director*	April 9, 2004

A. George Battle

/s/ Andrew Cecere	Director*	April 9, 2004

Andrew Cecere

/s/ Tony J. Christianson	Director*	April 9, 2004

Tony J. Christianson

/s/ Alex W. Hart	Director*	April 9, 2004

Alex W. Hart

Name and Signature	Title	Date
Director

Philip G. Heasley

/s/ Guy R. Henshaw	Director*	April 9, 2004

Guy R. Henshaw

/s/ David P. Hopkins	Director*	April 9, 2004

David S. P. Hopkins

/s/ Margaret L. Taylor	Director*	April 9, 2004

Margaret L. Taylor

* A majority of the Board of Directors

EXHIBIT INDEX

Exhibit	Description
*4.1	Composite Certificate of Incorporation of the Company, as amended.

*4.2	By-Laws of the Company, as of April 1, 2004.

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 2003 Employment Inducement Award Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s report on Form 10-Q for the fiscal quarter ended December 31, 2003.)

*5	Opinion of Faegre & Benson LLP.

*23.1	Independent Auditors’ Consent.

*23.2	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24	Powers of Attorney. (included on signature page hereto.)

* Filed herewith